CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in Registration Statement No. 33-61837 of MicroFrame, Inc. on Form S-8 of our report dated May 19, 1995 appearing on page F-1.1 of MicroFrame, Inc.'s Annual Report on Form 10-KSB for the year ended March 31, 1996.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP


New York, New York
June 27, 1996